                                                                    EXHIBIT 3.57

                            ARTICLES OF INCORPORATION

                                       OF

                             VISCO PRODUCTS COMPANY

     The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation
Act, hereby adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I

     The name of the corporation is Visco Products Company.

                                   ARTICLE II

     The period of its duration is perpetual.

                                   ARTICLE III

     The purpose or purposes for which the corporation is organized are:

               To lease, purchase, sell and subdivide real estate, within towns, cities and villages, and their suburbs, not extending more than two miles beyond their corporate limits;

               To purchase, manufacture, assemble, fabricate, produce, import, receive, lease as lessee or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise encumber, sell, assign, lease as lessor, distribute, export or otherwise dispose of and generally deal with and in as principal, agent, broker, investor or otherwise, goods, wares, merchandise, securities and personal property, tangible or intangible, of all kinds and descriptions;

               To establish, maintain and conduct any sales, service, agency, brokerage, franchise, investment or merchandising business in all its aspects for the purpose of selling, purchasing, licensing, renting, leasing, operating, franchising and otherwise dealing with personal services, instruments, machines, appliances, inventions, securities, trade marks, trade names, patents, privileges, processes,
          improvements, copyrights, contract rights and personal property, tangible and intangible, of all kinds and descriptions;

               To serve as manager, consultant, representative, agent, broker or advisor for other persons, associations, corporations, partnerships and firms;

               To enter into partnerships or into any arrangement for sharing of profits, union of interests, cooperation, joint venture, reciprocal concession or otherwise, with any person, firm or corporation carrying on or engaged in or about to carry on or engage in any business or transaction which the corporation is authorized to carry on or engage in;

               To carry out the purposes above set forth in any state,
          territory, district or possession of the United States, or in any foreign country to the extent that such purposes are not forbidden by the law of such state, territory, district or possession of the United
          States or by such foreign country; and

               In general, to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation
          Act.

                                   ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock of the par value of Ten and No/100 Dollars ($10.00) each. The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

     No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

     No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                      -2-

                                    ARTICLE V

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE VI

     The address of the corporation's initial registered office is Americana
Building, Houston, Texas 77002, and the name of its initial registered agent at such address is C. T. Corporate Systems.

                                   ARTICLE VII

     The number of directors constituting the initial Board of Directors is hereby fixed at three (3). The number of directors shall thereafter be set, and from time to time be increased or decreased in the manner provided by the
Bylaws, provided that no decrease shall have the effect of shortening the term of any incumbent director. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualify are:

      Name                                 Address
      ----                                 -------

Orell T. Collins                   9 Baybrook Lane
                                   Oak Brook, Illinois 60521

Frederick V. Paine                 25 W. 411 Hevern Drive
                                   Wheaton, Illinois 60187

Lloyd J. Palmer                    15 Baybrook Lane
                                   Oak Brook, Illinois 60521

                                  ARTICLE VIII

     If, with respect to any action taken by the shareholders of the corporation, any provision of the Texas Business Corporation Act would, but for this Article VIII, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having

                                      -3-

only a majority of the votes entitled to be cast thereon, or of any class of series thereof, shall be required with respect to any such action.

                                   ARTICLE IX

     The corporation shall indemnify every director or officer or former director or officer of the corporation, his heirs, executors and administrators, or any person who, at the request of the corporation, served as a director or officer of any other corporation of which the corporation was at such time a shareholder or creditor and from which other corporation he is not entitled to be indemnified, and may indemnify any employee, his heirs, executors and administrators against expenses actually and reasonably incurred by him, as well as any amount paid upon a judgment, in connection with any action, suit or proceeding, civil or criminal, to which he may be made a party by reason of his being or having been a director, officer or employee of the corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty to the corporation. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by its counsel that the person to be indemnified did not commit such a breach of duty. Such indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee or former director, officer or employee or such person may be entitled under any bylaw, agreement, insurance policy or vote of shareholders, or otherwise.

     In case any provisions in this Article, or the application of such provision to any person or circumstances, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Article, or the application of such provision to persons or

                                      -4-

circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby. Further, if any provision hereof appears inconsistent with any applicable law, such provision shall not be voided or regarded as invalid in its entirety, but shall be construed so as to survive to the extent permitted by law.

                                    ARTICLE X

     No contract or other transaction between the corporation and any other corporation shall be affected by the fact that one or more of the directors or officers of this corporation is interested in or is a director or officer of such other corporation, and any director or officer individually may be a party to or maybe interested in any contract or transaction of this corporation. No contract or transaction of this corporation with any person or persons, firm or association shall be affected by the fact that any director or officer of this corporation is a party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such director or officer shall be fully disclosed and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of directors of the corporation not so interested. In the absence of fraud, no director or officer having such adverse interest shall be liable to the corporation or to any shareholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director or officer be accountable for any gains or profits realized thereon. In any case described in this Article X, any such director may be counted in determining the existence of a quorum at

                                      -5-

any meeting of the Board of Directors which shall authorize or ratify any such contract or transaction.
                                   ARTICLE XI

     The name and address of the incorporator is:

     Name                                           Address
     ----                                           -------

John A. Cardwell                          800 Bank of the Southwest Bldg.
                                          Houston, Texas 77002

     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of April,
1980.

                                                /s/ John A. Cardwell
                                        -----------------------------------
                                        JOHN A. CARDWELL

THE STATE OF TEXAS      )
                        )
COUNTY OF HARRIS        )

     I, the undersigned, a Notary Public, do hereby certify that on this 25th day of April, 1980, personally appeared before me JOHN A. CARDWELL, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                               /s/ Susan Gautreaux
                                       -----------------------------------
                                                 Notary Public in and-for
                                                   Harris County, Texas

                                              SUSAN GAUTREAUX
                               Notary Public in and for Harris County, Texas
                                 My Commission expires September 19, 1980

My Commission Expires:
9-19-80

                                      -6-

                  PUBLIC INFORMATION REPORT (PIR) NOTIFICATION

     Prior to tax year 2002 copies of Public Information Reports may not have been retained by the Secretary of State of Texas. If you have received this notification in place of a listed report prior to that date you must contact the
Comptroller of Public Accounts at (512) 463-4600 to request copies of the record.

05-102
(Rev.2-02/20)

TEXAS FRANCHISE TAX
PUBLIC INFORMATION REPORT
Must be filed with your Corporation Franchise Tax Report

a. T Code / / 13196 Franchise / / 16196 Bank

c. Taxpayer identification number: 3-00049-7571-7

d. Report year: 2002

Corporation name and address:

VISCO PRODUCTS COMPANY
ONDEO NALCO CENTER
NAPERVILLE, IL 60563-1198

e. Secretary of State file number or, if none, Comptroller unchartered number

g. 0051629300 8

Item k on Franchise Tax Report Form, Page 1

The following information MUST be provided for the Secretary of State (S.O.S.)
by each corporation or limited liability company that files a Texas Corporation
Franchise Tax Report. The information will be available for public inspection.

"SECTION A" MUST BE COMPLETE AND ACCURATE.

If preprinted information is not correct, please type or print the correct information.

Please sign below!
------------------

/ / Check here if there are currently no changes to the information preprinted in Sections A, B and C of this report.

Corporation's principal office

Principal place of business

Section A. Name, title and mailing address of each officer and director. Use additional sheets, if necessary.

Name: J. MICHAEL NEWTON

Title: PRESIDENT

Director: X YES

Social Security No. (Optional)

Mailing Address: ONDEO NALCO CENTER, NAPERVILLE, IL 60563-1198

Expiration date (mm-dd-yyyy)

Name: DAVID J. BLAIR

Title: TREASURER

Director: YES

Social Security No. (Optional)

Mailing Address: ONDEO NALCO CENTER, NAPERVILLE, IL 60563-1198

Expiration date (mm-dd-yyyy)

Name: MARY E. DEJONGE

Title: ASST. TREASURER

Director: YES

Social Security No. (Optional)

Mailing Address: ONDEO NALCO CENTER, NAPERVILLE, IL 60563-1198

Expiration date (mm-dd-yyyy)

Name: MICHAEL P. MURPHY

Title: SECRETARY

Director: YES

Social Security No. (Optional)

Mailing Address: ONDEO NALCO CENTER, NAPERVILLE, IL 60563-1198

Expiration date (mm-dd-yyyy)

SECTION B. List each corporation or limited liability company, if any, in which this reporting corporation or limited liability company owns an interest of ten percent (10%) or more. Enter the information requested for each corporation. Use additional sheets, if necessary.

Name of owned (subsidiary) corporation:

State of incorporation:

Texas S.O.S. file number:

Percentage interest:

SECTION C. List each corporation or limited liability company, if any, that owns an interest of ten percent (10%) or more in this reporting corporation or limited liability company. Enter the information requested for each corporation or limited liability company. Use additional sheets, if necessary.

Name of owning (parent) corporation: ONDEO NALCO COMPANY

State of incorporation: DE

Texas S.O.S. file number: 00009438-06

Percentage interest: 100

Registered agent and registered office currently on file (Changes must be filed separately with the Secretary of State.)

Agent: CT CORPORATION SYSTEM

Office: 811 DALLAS AVE.
        HOUSTON, TX 77002

/ / Check here if you need forms to change this information.

I declare that the information in this document and any attachments is true and correct to the best of my knowledge and belief and that a copy of this report has been mailed to each person named in this report who is an officer or director and who is not currently employed by this corporation or limited liability company or a related corporation.

Sign here: Officer, director or other authorized person:

/s/ MARY E. DE JONGE

Title: Assistant Treasurer

Date: 5/13/02

Daytime phone (Area code and number): (630) 305-1000

05-102
(Rev.2-02/20)

     TEXAS FRANCHISE TAX
     PUBLIC INFORMATION REPORT
     Must be filed with your Corporation Franchise Tax Report

a. T Code /x/ 13196 Franchise / / 16196 Bank

b. 03147360004

c. Taxpayer identification number: 30004975717

d. Report year: 2003

Corporation name and address:

VISCO PRODUCTS COMPANY
c/o CORPORATE TAX DEPARTMENT:
ONE NALCO CENTER
NAPERVILLE, IL 60563-1198

e. Secretary of State file number or, if none, Comptroller unchartered number:

g. 0051629300 8

The following information MUST be provided for the Secretary of State (S.O.S.)
by each corporation or limited liability company that files a Texas Corporation
Franchise Tax Report. The information will be available for public inspection.

"SECTION A" MUST BE COMPLETE AND ACCURATE.

If preprinted information is not correct, please type or print the correct information.

Please sign below!

/ / Check here if there are currently no changes to the information preprinted in Sections A, B and C of this report.

Corporation's principal office

Principal place of business

Section A. Name, title and mailing address of each officer and director. Use additional sheets, if necessary.

Name: J. MICHAEL NEWTON

Title: PRESIDENT

Director: X YES

Social Security No. (Optional)

Mailing Address: ONDEO NALCO CENTER, NAPERVILLE, IL 60563-1198

Expiration date (mm-dd-yyyy)

Name: MICHAEL P. MURPY

Title: SECRETARY

Director: YES

Social Security No. (Optional)

Mailing Address: ONDEO NALCO CENTER, NAPERVILLE, IL 60563-1198

Expiration date (mm-dd-yyyy)

Name: TODD M. HACKER

Title: TREASURER

Director: YES

Social Security No. (Optional)

Mailing Address: ONDEO NALCO CENTER, NAPERVILLE, IL 60563-1198

Expiration date (mm-dd-yyyy)

Name: MARY E. DEJONGE

Title: Treasurer

Director: Yes

Social Security No. (Optional)

Mailing Address: Ondeo Nalco Center, Naperville, IL 60563-1198

Expiration date (mm-dd-yyyy)

SECTION B. List each corporation or limited liability company, if any, in which this reporting corporation or limited liability company owns an interest of ten percent (10%) or more. Enter the information requested for each corporation. Use additional sheets, if necessary.

Name of owned (subsidiary) corporation:

State of incorporation:

Texas S.O.S. file number:

Percentage interest:

SECTION C. List each corporation or limited liability company, if any, that owns an interest of ten percent (10%) or more in this reporting corporation or limited liability company. Enter the information requested for each corporation or limited liability company. Use additional sheets, if necessary.

Name of owning (parent) corporation: ONDEO NALCO COMPANY

State of incorporation: DE

Texas S.O.S. file number: 00009438-6

Percentage interest: 100.00

Registered agent and registered office currently on file (Changes must be filed separately with the Secretary of State.)

Agent: C.T. CORPORATION SYSTEMS

Office: AMERICAN BLDG.
        HOUSTON, TX

/ / Check here if you need forms to change this information.

I declare that the information in this document and any attachments is true and correct to the best of my knowledge and belief and that a copy of this report has been mailed to each person named in this report who is an officer or director and who is not currently employed by this corporation or limited liability company or a related corporation.

Sign here: Officer, director or other authorized person:

/s/ MARY E. DE JODGE

Title: ASSISTANT TREASURER

Date: 5/13/02

Daytime phone (Area code and number): (630) 305-1000